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                                                                     EXHIBIT 5.2


                        BECKMAN, MILLMAN & SANDERS, LLP
                                116 JOHN STREET
                               NEW YORK, NY 10038
                           TELEPHONE: (212) 406-4700
                           FACSIMILE: (212) 406-3750


July 22, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  THE RECOVERY NETWORK, INC.
     REGISTRATION ON STATEMENT ON FORM SB-2
     FILE NO. 333-82299

Gentlemen:

We have acted as counsel to The Recovery Network, Inc., a Colorado corporation (the "Company") in connection with the registration by the Company under the Securities Act of 1933 (the "Act") pursuant to the Company's Registration Statement on Form SB-2 (File No. 333-82299) and Prospectus contained therein, to be filed with the Securities and Exchange Commission (the "Commission") on or about the date of this letter (the "Registration Statement") of up to 2,782,915 shares of the Company's common stock, par value $.01 ("Shares").

In connection with this opinion, we have examined originals or copies, certified or otherwise, to our satisfaction, of the Certificate of Incorporation of the Company, as amended to date, by-laws as amended, Certificate of Good Standing of a recent date, and minutes of meetings of it's Board of Directors and such other documents, instruments and records; and have made such other investigations, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.



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We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or otherwise, to enter into and perform their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued, sold and delivered in the manner and or the consideration stated in the Prospectus included in the Registration Statement, will be duly authorized and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit
5.2 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

Very truly yours,

BECKMAN, MILLMAN & SANDERS, LLP

/s/ STEVEN A. SANDERS

Steven A. Sanders